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                                                               EXHIBIT 3.1

                             ARTICLES OF INCORPORATION
                                         OF
                              THE MENDIK COMPANY, INC.

                                     ARTICLE I
                                    Incorporator
                                    ------------

     I, David W. Bonser, whose address is 555 Thirteenth St. N.W., Washington, D.C. 20004, being at least 18 years of age, am hereby serving as the incorporator of and forming a corporation under and by virtue of the general laws of the State of Maryland.

                                    ARTICLE II
                                      Name
                                      ----

    The name of the corporation (which is hereinafter called the "Corporation") is The Mendik Company, Inc.

                                   ARTICLE III
                                    Purposes
                                    --------

    The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter are in force, including, but not limited to the following:

    (a) to engage in the business of acquiring, developing and managing income-producing real estate directly or through one or more subsidiaries or affiliates; and

    (b) to engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

    The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of these Articles of Incorporation, or of any amendment thereto (collectively, the "Charter"), and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

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                                    ARTICLE IV
                                  Principal Office
                                  ----------------

    The present address of the principal office of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202.

                                     ARTICLE V
                                  Registered Agent
                                  ----------------

   The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                                    ARTICLE VI
                                   Capitalization
                                   --------------

    Section 6(a)  Shares and Par Value.  The total number of shares of stock of
                  --------------------
all classes ("Capital Stock") which the Corporation has authority to issue is 100,000,000 shares, 90,000,000 of which initially are classified as common stock, par value of $.01 per share ("Common Stock"), and 10,000,000 of which initially are classified as preferred stock, par value $.01 per share ("Preferred Stock"). The aggregate par value of all classes of stock that the Corporation shall have authority to issue is $1,000,000. The Board of Directors may classify and reclassify any unissued shares of Capital Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

    Section 6(b)  Common Stock.  The following is a description of the
                  ------------
preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

    (1)  Voting Rights.  Each share of Common Stock shall have one vote on
         -------------
all actions to be taken by the stockholders of the Corporation, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

    (2)  Dividends.  Subject to the provisions of law and any preferences
         ---------
of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable and the holders of the Common Stock shall share ratably in any such dividends, in proportion to the number of shares of Common Stock held by them respectively, on a share for share basis.

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    (3)  Liquidation Rights.  In the event of any liquidation, dissolution
         ------------------
or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of Capital Stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation are entitled, together with the holders of any other class of Capital Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

    Section 6(c)  Reclassification and Additional Classes and Series of
                  -----------------------------------------------------
Capital Stock.  Subject to the foregoing, the power of the Board of Directors
-------------
under Section 6(a) to classify and reclassify any of the shares of Capital Stock shall include, without limitation, subject to the provisions of these Articles of Incorporation, or of any amendment thereto, authority to classify or reclassify any unissued shares of such stock (including shares designated as Common Stock or Preferred Stock pursuant to Section 6(a) above) into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

    (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized Capital Stock and be subject to classification and reclassification as provided in this Section 6(c).

    (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

    (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

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    (4)  Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

    (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

    (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

    (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section 6(c), and, if so, the terms and conditions thereof.

    (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

    Section 6(d)  Ranking of Classes of Capital Stock.  For the purposes
                  -----------------------------------
hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of Capital Stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

    (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

    (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be

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entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

    (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                                    ARTICLE VII
                                 Board of Directors
                                 ------------------

    Section 7(a)  Number of Directors; Initial Directors.  The number of
                  --------------------------------------
directors of the Corporation initially shall be four (4) and may thereafter be increased or decreased pursuant to the bylaws of the Corporation (the "Bylaws"), but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

    Section 7(b)  Election of Directors; Classification.
                  -------------------------------------

    The name and address of each initial director of the Corporation, who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify, are as follows:

           Name              Address

    Bernard H. Mendik        The Mendik Company, Inc.
                             330 Madison Avenue
                             New York, NY  10017

    David R. Greenbaum       The Mendik Company, Inc.
                             330 Madison Avenue
                             New York, NY  10017

    Thomas R. Delatour, Jr.  c/o RMB Realty, Inc.
                             3100 Texas Commerce Bank Tower
                             201 Main Street
                             Fort Worth, TX  76102

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    William S. Janes         c/o RMB Realty, Inc.
                             1133 Connecticut Avenue, N.W.
                             Suite 800
                             Washington, D.C.  20036

    These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors prior to the first annual meeting of stockholders in the manner provided in the Bylaws.

    At any meeting of stockholders, the directors may be classified, with respect to the terms for which they severally hold office, into three classes, one class to hold office for a term expiring at the next succeeding annual meeting of stockholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the member of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    Section 7(c)  Removal of Directors.  Any director may be removed only for
                  --------------------
cause and only by the affirmative vote of stockholders holding at least 66 2/3% of all the votes entitled to be cast for the election of directors; provided, however, that in the case of any directors elected by holders of a class or series of Capital Stock other than Common Stock, such directors may be removed without cause, but solely by the affirmative vote of all of the votes of that class or series.

    Section 7(d)  Vacancies.  Any vacancy on the Board of Directors may be
                  ---------
filled solely by the affirmative vote of the remaining directors, and in the case of a vacancy resulting from the removal of a director, by the stockholders authorized to elect such director by a majority of the votes entitled to be cast for the election of directors.

    Section 7(e)  Amendments.  Notwithstanding any other provisions of the
                  ----------
Charter or the Bylaws (and in addition to any other vote that may be required by law, the Charter or the Bylaws), the affirmative vote of stockholders holding at least 66 2/3% of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this ARTICLE VII.

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                                   ARTICLE VIII
                             [INTENTIONALLY OMITTED]

                                    ARTICLE IX
                             Miscellaneous Provisions
                             ------------------------

    Section 9(a)  Additional Provisions.  The following provisions are hereby
                  ---------------------
adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders of the Corporation:

    (1)  Authority to Issue Stock.  The Board of Directors is hereby
         ------------------------
empowered to authorize the issuance from time to time of shares of stock of the Corporation of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

    (2)  Preemptive Rights.  No holder of any stock or any other securities
         -----------------
of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

    (3)  Determination of Dividends, Etc.  The Board of Directors of the
         -------------------------------
Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the

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Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

    (4)  Indemnification.  The Corporation shall indemnify (A) its directors
         ---------------
and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Maryland General Corporation Law (the "MGCL") now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and
(B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

    (5)  Liability of Directors and Officers.  To the fullest extent
         -----------------------------------
permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

    (6)  Amendments.  The Corporation reserves the right from time to time to
         ----------
make any amendments to the Charter which may now or hereafter be authorized by law, including without limitation any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise. Any amendment to the Charter shall be valid only if approved by the affirmative vote of stockholders of the Corporation of not less than a majority of all the votes entitled to be cast on the matter.

    Section 9(b)  No Limitation of Powers.  The enumeration and definition of
                  -----------------------
particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit conferred upon the Board of Directors under the MGCL now or hereinafter in force.

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                                   ARTICLE X
                                    Duration
                                    --------

    The duration of the Corporation shall be perpetual.

    IN WITNESS WHEREOF, the undersigned incorporator of The Mendik Company, Inc., who executed the foregoing Articles of Incorporation, hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information, and belief, the matters and facts set forth therein are true in all material respects under penalties of perjury.

    Dated the 11th day of December 1996.

                                       /s/ David W. Bonser
                                       -------------------
                                       David W. Bonser
                                       Incorporator

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